Mike Vario & Associates
                             8207 Glen Heather Drive
                            Frederick, Maryland 21702
                                        -
        Telephone (301) 698-1700 Fax (301) 698-1883 Pager (301) 228-0456




                                January 18, 2000



Division of Investment Management
Securities & Exchange Commission
450 Fifth Street, N. W.
Washington, DC   20549

Re:          The Elite Group, Post-Effective No. 15
             Registration Statement under the
             Securities Act of 1933 No. 33-8124 and the
             Investment Company Act of 1940 No. 811-4804


Gentlemen:

Please  accept  our  electronic  filing,   through  the  EDGAR  system,  of  our
Post-Effective Amendment No. 15, to our Registration Statement. Our filing is made under Rule 485(b).

The principal purposes of the amendment are: (1) to bring the financial statements and related information up to date; (2) to change the prospectus back cover disclosure and to add code of ethics disclosure to the S.A.I. as required by Release # IC 23958; and (3) to make other disclosure changes which we deem to be non-material.

Please direct any questions to Mr. Michael Vario at the letterhead address and phone.

Thank you for your courtesies.


                                                     Very truly yours,



                                                     Michael Vario
                                                     for The Elite Group

Enclosure: Copy of Form N-1A with Exhibits

cc:      Mr. Richard McCormick, The Elite Group
         Mr. Mike Boyle, Tait, Weller & Baker, CPA's